SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 3, 2003
(Date of earliest event reported)

Alliance Bankshares Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

14280 Park Meadow Drive #350
Chantilly, Virginia 20151
(Address of principal executive offices, including zip code)

(703) 814-7200
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

     On July 3, 2003, Alliance Bankshares Corporation (NASDAQ: ABVA) announced the issuance of $10 million of trust preferred securities. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits

99.1	Press Release, dated July 3, 2003: Alliance Bankshares Completes $10 Million Trust Preferred Offering

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE BANKSHARES CORPORATION Registrant

By:	/s/ Paul M. Harbolick, Jr. Paul M. Harbolick, Jr. Executive Vice President and Chief Financial Officer

Dated: July 7, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 3, 2003: Alliance Bankshares Completes $10 Million Trust Preferred Offering